UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 6, 2009
EPIX Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-21863	04-3030815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Maguire Road
Lexington, Massachusetts 02421
(Address of Principal Executive Offices) (Zip Code)
(781) 761-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On April 6, 2009, EPIX Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Lantheus Medical Imaging, Inc. (“Lantheus”) for the sale of its rights for MS-325 (formerly marketed as Vasovist®, gadofosveset trisodium, by Bayer Schering Pharma AG) in the United States (including Puerto Rico), Canada and Australia for aggregate consideration of $28 million in cash and the assumption of certain liabilities related to MS-325 (the “Product Sale”). MS-325 is a blood pool magnetic resonance angiograph (MRA) agent.
The Product Sale was completed on April 6, 2009 in accordance with the terms of the Asset Purchase Agreement. Following the transaction, the Company continues to own the rights to MS-325 in countries other than the United States, Canada and Australia, including the European Union. Under the Asset Purchase Agreement, the Company has granted Lantheus a right of first negotiation to purchase the rights to MS-325 in these other territories if the Company decides to sell these rights within five years after closing.
There are no material relationships among the Company and Lantheus or any of their respective affiliates, other than with respect to the Asset Purchase Agreement and related ancillary agreements. The foregoing is a summary of the terms of the Asset Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1.
Bayer Termination Agreement
In addition to the Asset Purchase Agreement, on April 6, 2009, the Company entered into a Termination Agreement (the “Termination Agreement”) with Bayer Schering Pharma AG (“Bayer”) and TMC Pharma Services, Ltd. The Termination Agreement settles certain claims for amounts due under the Amended and Restated Strategic Collaboration Agreement between Bayer and the Company, which was terminated effective March 1, 2009 (the “Collaboration Agreement”), and provides Bayer and the Company with certain rights following the effectiveness of the termination of the Collaboration Agreement. The termination of the Collaboration Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2008.
Pursuant to the Termination Agreement, the Company has agreed to pay to Bayer $14,187,000 as reimbursement for development costs incurred by Bayer under the Collaboration Agreement. Of this amount, the Company paid $10,500,000 on April 6, 2009 in connection with the closing of the sale of MS-325 to Lantheus under the Asset Purchase Agreement. The remaining $3,687,000 will be paid to Bayer in two installments on April 6, 2010 and 2011. These payments will be accelerated and become due ten business days from the first commercial sale of MS-325 or the date on which the Company enters into an agreement to sell its rights in MS-325 to anyone other than Lantheus. The Termination Agreement also requires Bayer to file variations for MS-325 in Canada and Australia and to transfer the MS-325 marketing authorizations to Lantheus in the United States, Canada and Australia and to TMC in the other countries in which MS-325 has received marking authorization.
There are no material relationships among the Company and Bayer or any of their respective affiliates, other than with respect to the Termination Agreement and related ancillary agreements. The foregoing is a summary of the terms of the Termination Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.2.
In connection with the transactions contemplated by the Asset Purchase Agreement and Termination Agreement, the Company also provided to, and obtained from, Mallinckrodt Inc. a release of claims relating to the Amended and Restated Strategic Collaboration Agreement, dated as of June 9, 2000, between the parties.
Restructuring Support Agreement
On April 6, 2009, the Company entered into a Restructuring Support Agreement (the “Support Agreement”) with an ad hoc committee (the “Noteholders’ Committee”) of four (4) holders of the Company’s 3.00% Convertible Senior Notes due 2024 (the “Notes”). Pursuant to the Support Agreement, among other things, the Company has agreed to commence an offer to exchange all the outstanding Notes for (i) 339 shares of common stock, par value $0.01 per share, (ii) a cash payment of $180.00 (the consideration referenced in clauses (i) and (ii), the “Closing Consideration”) and (iii) one (1) contingent value right (“CVR”), as described below, for each $1,000 principal amount of Notes.
The Note holders that are party to the Support Agreement have agreed to tender in the Exchange Offer on the terms described therein, and not withdraw, Notes that they beneficially own representing approximately 83% in aggregate principal amount of the Notes. Such Note holders have also agreed to consent to the adoption of proposed amendments to the indenture governing the Notes to eliminate certain restrictive covenants contained therein (the “Proposed Amendments”). The material terms of the Exchange Offer that these Noteholders have agreed to support by tendering and not withdrawing their Notes and consenting to the Proposed Amendments include:

¡	the amount of the cash payment and the number of shares of common stock to be issued in the Exchange Offer,

¡	the expiration date of the Exchange Offer and that such date may only be extended with the consent of holders of at least 75% in aggregate principal amount of the Notes, and

¡	the condition that at least ninety-three percent (93%) in aggregate principal amount of the Notes be validly tendered and not withdrawn, which condition may only be modified with the consent of the holders of at least 75% in outstanding principal amount of the Notes.
The Support Agreement requires that, immediately prior to the consummation of the Exchange Offer, the Company enter into a Contingent Value Right Agreement, which sets forth the terms of the CVRs. Subject to certain exceptions, each CVR represents the contractual right to receive additional payments if, within nine months after completion of the Exchange Offer or sooner in certain circumstances, the Company consummates any exchange, redemption, repurchase, prepayment or similar event on account of, or with respect to, any Notes not tendered in the Exchange Offer for aggregate cash or non-cash payments having a fair market value in excess of the sum of the Closing Consideration and any prior payments made by the Company pursuant to such CVR for each $1,000 of aggregate principal amount outstanding of the Notes.
The Support Agreement also requires that the Company enter into a Registration Rights Agreement with any holder of Notes that may be deemed affiliates of the Company under federal securities laws to permit such holder to resell the common stock received in the Exchange Offer and any other common stock owned by the Note holder as of the date of the Registration Rights Agreement.
The Support Agreement also contains a provision whereby the Note holders that are party thereto agree, among other things, not to assert, and agree to a full release of, all claims that they may have against Lantheus or its affiliates in connection with the Product Sale. In addition, the Noteholders have also agreed to a “lock-up” with respect to any shares of common stock issued to them in the Exchange Offer. The tiered lock-up period provides that one third of the total number of shares issued to the Note holders that are party to the Support Agreement will be released from the lock-up on each of 30, 60 and 90-day periods following consummation of the Exchange Offer.
The Support Agreement is terminable in a variety of circumstances including if the Company fails to commence the Exchange Offer on or prior to April 9, 2009 and if the Company fails to consummate the Exchange Offer on or prior to May 11, 2009. In the event the Support Agreement is terminated, the holders of Notes party thereto shall no longer be required to tender and not withdraw their Notes and shall not be required to consent to the Proposed Amendments.
The foregoing is a summary of the terms of the Support Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 4.1.

Item 7.01.	Regulation FD Disclosure.
On April 7, 2009, the Company issued a press release announcing the execution of the Asset Purchase Agreement and related agreements and the consummation of the sale of its U.S., Canadian and Australian rights for MS-325 (formerly marketed as Vasovist®, gadofosveset trisodium, by Bayer Schering Pharma), its novel blood pool magnetic resonance angiography (MRA) agent, to Lantheus Medical Imaging, Inc. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1. The information regarding Exhibit 99.1 in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
In connection with the Company’s negotiations with the Noteholders’ Committee, the Company provided the Noteholders’ Committee with certain non-public business and financial information under a Confidentiality Agreement. The Support Agreement requires that the Company disclose certain of such non-public information provided to them. As a result, the Company has included such information under the section entitled “Financial Projections” in its Offer to Exchange and Consent Solicitation filed on April 7, 2009 with the Securities and Exchange Commission as part of the Exchange Offer, and such section together with the section entitled “Special Note Regarding Forward-Looking Statements” are hereby incorporated herein by reference. Inclusion of such information herein or in the Offer to Exchange and Consent Solicitation is not an admission that such information may be material.

Item 8.01.	Other Events
On April 7, 2009, the Company issued a press release announcing the commencement of the Exchange Offer and proposed amendments to the Notes, which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Restructuring Support Agreement, dated as of April 6, 2009, by and among EPIX Pharmaceuticals, Inc. and the Noteholders (as defined therein)

10.1	Asset Purchase Agreement, dated as of April 6, 2009, by and between EPIX Pharmaceuticals, Inc. and Lantheus Medical Imaging, Inc.

10.2	Termination Agreement, dated as of April 6, 2009, by and among Bayer Schering Pharma AG, Germany, EPIX Pharmaceuticals, Inc, TMC Pharma Services, Ltd. and Lantheus Medical Imaging, Inc.

99.1	Press release dated April 7, 2009 of EPIX Pharmaceuticals, Inc.

99.2	Press release dated April 7, 2009 of EPIX Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
Date: April 7, 2009	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restructuring Support Agreement, dated as of April 6, 2009, by and among EPIX Pharmaceuticals, Inc. and the Noteholders (as defined therein)

10.1	Asset Purchase Agreement, dated as of April 6, 2009, by and between EPIX Pharmaceuticals, Inc. and Lantheus Medical Imaging, Inc.

10.2	Termination Agreement, dated as of April 6, 2009, by and among Bayer Schering Pharma AG, Germany, EPIX Pharmaceuticals, Inc, TMC Pharma Services, Ltd. and Lantheus Medical Imaging, Inc.

99.1	Press release dated April 7, 2009 of EPIX Pharmaceuticals, Inc.

99.2	Press release dated April 7, 2009 of EPIX Pharmaceuticals, Inc.